SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

AVICI SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

101 Billerica Avenue, North Billerica, MA 01862

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 27, 2005, the Compensation Committee of the Board of Directors of Avici Systems Inc. (“Avici” or the “Company”) established the terms of employment for William J. Leighton, III, PhD, the President and Chief Executive Officer of Avici. Dr. Leighton will be paid a base salary at the rate of $300,000.22 per annum, as previously reported, and will be eligible to receive an annual cash bonus of up to 35% of annual salary upon achievement by the company of specified financial objectives as determined by the Compensation Committee. Dr. Leighton was also granted an option to purchase 300,000 shares of Avici common stock with an exercise price per share equal to the fair market value of such stock on the date of grant. The stock option will vest over four years in monthly increments of 2.0833% and is subject to the terms and conditions of Avici’s 2000 Stock Option and Incentive Plan, as amended. A copy of Dr. Leighton’s employment agreement is set forth in an exhibit to this Form 8-K.

In addition, on April 27, 2005 the Compensation Committee granted 15,000 shares of performance-based restricted stock to Paul F. Brauneis, Avici’s Chief Financial Officer, 18,000 shares of performance-based restricted stock to Christopher W. Gunner, Avici’s Senior Vice President of Research and Development, and 15,000 shares of performance-based restricted stock to Chris Koeneman, Avici’s Senior Vice President of Worldwide Sales and Service. The restricted stock vests five years from the date of grant, or upon the attainment of certain performance-based conditions as established by the Compensation Committee or upon a change in control of the Company, if earlier, and is subject to the terms and conditions of Avici’s 2000 Stock Option and Incentive Plan, as amended.

In consideration of Surya Panditi’s contributions to Avici, the Compensation Committee also approved extending the period during which Mr. Panditi, the departing Chairman of the Board of Directors, may exercise vested options to purchase shares of Avici Common Stock pursuant to the Company’s 2000 Stock Option and Incentive Plan, as amended, for twelve months and approved the payment through 2005 of certain trustee and related legal expenses and other miscellaneous expenses, expected in total to be less than $6,000.

Item 5.02. Appointment of Principle Officer

On April 27, 2005, Dr. Leighton accepted appointment as President and Chief Executive Officer of Avici. Dr. Leighton, age 53, has served as a member of the Company’s Board of Directors since May 2004 and as interim Chief Executive Officer since November 2004. Before joining the Company, Dr. Leighton spent 27 years employed by AT&T. From May 2003 to March 2004, Dr. Leighton served as Vice President of Research at AT&T Labs. Prior to that, Dr. Leighton was the Vice President of Technology and Services Strategy at AT&T Labs.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.01 Memorandum setting forth terms of employment for Dr. William Leighton dated April 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.

Date: April 29, 2005

By: /s/ Paul F. Brauneis

        Paul F. Brauneis,

        Chief Financial Officer, Treasurer,

        Senior Vice President of Finance

        and Administration and Principal

        Accounting Officer